UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2014
Kemper Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.	Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) At its meeting on February 4, 2014, the Compensation Committee of the Board of Directors of Kemper Corporation (the “Company”) took the following actions:

•
Approved the Kemper Executive Performance Plan (the “EPP”) and related formulas and allocations for awards to “covered employees,” subject to shareholder approval of the material terms in accordance with Section 162(m) of the Internal Revenue Code (“Section 162(m)”);

•	Approved amendments to the Kemper 2009 Performance Incentive Plan, as amended and restated effective October 29, 2013 (the “PIP”), primarily to remove Section 162(m) provisions covered by the EPP;

•
Approved new award agreement forms for restricted stock units (“RSUs”) under the Company’s Omnibus Equity Plan, as amended and restated effective October 30, 2013 (the “Omnibus Plan”) with terms materially consistent with restricted stock except that RSUs have no voting rights and receive dividend equivalents in lieu of actual dividends;

•	Approved amended forms of agreements for awards under the PIP and Omnibus Plan:

◦	to incorporate revised definition of “Retirement” that means employment termination of an award holder who is at least age 65 with 5 years of service or age 60 with 10 years of service; and

◦
to provide for continued vesting (and, as applicable, exercisability) of PIP awards, performance-based RSU awards, and installment-vesting RSU and stock option/stock appreciation rights (“Options”) for employees whose employment terminates when they are Retirement-eligible, subject to terms specified in the agreements;

•
Approved 2014 compensation for the Company’s Chief Executive Officer, Chief Financial Officer and the other executive officers listed in the Summary Compensation Table in the Company’s 2013 Proxy Statement with following material changes to their compensation for 2013:

◦
cash bonus payouts under the 2013 annual and, in the case of Messrs. Konar and Boschelli, 2011 multi-year, PIP awards granted to: Mr. Southwell - $805,500; Mr. Sodaro - $191,565; Mr. Renwick - $304,263; Mr. Konar - $390,544; and Mr. Boschelli - $252,705;

◦
equity-based compensation awards in the form of Options and performance-based RSUs (“PBRSUs”) granted to: Mr. Southwell - 80,000 Option shares and 15,000 PBRSUs; Mr. Sodaro - 20,000 Option shares and 4,000 PBRSUs; Mr. Renwick - 15,000 Option shares and 3,000 PBRSUs; Mr. Konar - 15,000 Option shares and 3,000 PBRSUs; and Mr. Boschelli - 15,000 Option shares and 3,000 PBRSUs; and

◦	base salaries of Mr. Sodaro and Mr. Boschelli were increased by 21.4 and 22.2 percent, respectively.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation

Date:	February 7, 2014	/s/ Scott Renwick
Scott Renwick
Senior Vice President